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[LETTERHEAD]
                                                               Exhibit 16.1


July 28, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N. W.
Washington, D.C. 20549

Dear Sirs/Mesdames:

We have read and agree with the comments in the fourth (4th) paragraph under the heading "Experts" in the Prospectus which is a part of the registration statement on Form S-1 of COLLEGIS, Inc. dated July 29, 1998.

Yours truly,


/s/ ZWEIG, RAMICK & ASSOCIATES